Exhibit 99.1

Xtant Medical Holdings, Inc. Reports Preliminary Fourth Quarter 2015 Financial Results

BELGRADE, MT, January 12, 2016 -- Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development of regenerative medicine products and medical devices, today announced preliminary results of its fourth quarter 2015 and preliminary full year results.

Preliminary Consolidated Fourth Quarter 2015 Results

Consolidated revenue for the fourth quarter 2015 was approximately $22.0 to $22.2 million, an increase of 12.7 to 13.8% compared to consolidated pro forma revenue of approximately $19.5 million for the fourth quarter of 2014. During the fourth quarter of 2015, gross margin is expected to be between 66.5% and 68.0% versus 66.5% for the same period in 2014. Consolidated pro forma revenue for the year 2015 was approximately $86.3 to $86.6 million, an increase of 11.1 to 11.3% compared to consolidated pro forma revenue for 2014 of $77.7 million.

These preliminary financial results have not been audited and are subject to adjustment.

About Xtant Medical Holdings
Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to successfully integrate the acquisition of X-spine; the ability of the Company's sales force to achieve expected results; the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Unaudited pro forma and preliminary estimates in this press release are for informational purposes only and may not reflect actual results or the financial position that would have occurred if Xtant and X-spine operated on a combined basis during the periods presented. The unaudited pro forma financial information should not be relied upon as being indicative of our financial condition or results of operations had the X- spine transaction occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and related notes of Xtant and X-spine.

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COCKRELL GROUP
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